77m

Acquisition of Putnam VT Capital
Appreciation Fund
On February 17, 2009, Putnam VT Investors Fund issued 1,271,614 and 1,239,977
class IA and class IB shares, respectively, for 1,997,819 and 1,948,728 class IA and class IB shares of Putnam VT Capital Appreciation Fund to acquire that funds net assets in a tax-free exchange. The net assets of Putnam VT Investors
Fund and Putnam VT Capital Appreciation Fund on February 13,
2009, were
$215,315,827 and $16,319,063, respectively. On February 13, 2009,
Putnam
VT Capital Appreciation Fund had undistributed net investment income of
$30,756, accumulated net realized loss of $11,229,349 and unrealized depreciation of $2,454,768. The aggregate net assets of Putnam VT Investors Fund immediately following the acquisition were $231,634,890. Information presented in the Statement of operations and changes in net assets reflect only the operations of Putnam VT Investors Fund.


Acquisition of Putnam VT Discovery Growth Fund
On February 17, 2009, Putnam VT New Opportunities Fund issued
385,906 and
745,413 class IA and class IB shares, respectively, for 1,666,012 and 3,230,409
class IA and class IB shares of Putnam VT Discovery Growth Fund to acquire that funds net assets in a tax-free exchange. The net assets of Putnam VT New
Opportunities Fund and Putnam VT Discovery Growth Fund on
February 13,
2009, were $482,106,017 and $14,555,354, respectively. On
February 13, 2009,
Putnam VT Discovery Growth Fund had undistributed net investment income of $2,672, accumulated net realized loss of $9,867,406 and unrealized depreciation of $1,235,858. The aggregate net assets of Putnam VT New Opportunities
Fund immediately following the acquisition were $496,661,371. Information presented in the Statement of operations and changes in net assets reflect only the operations of Putnam VT New Opportunities Fund.


Acquisition of Putnam VT New Value Fund
On February 17, 2009, Putnam VT Equity Income Fund issued
10,823,275
and 12,042,843 class IA and class IB shares, respectively, for 15,984,965 and
17,755,099 class IA and class IB shares of Putnam VT New Value Fund to acquire that funds net assets in a tax-free exchange. The net assets of Putnam VT
Equity Income Fund and Putnam VT New Value Fund on February 13,
2009,
were $132,847,115 and $206,222,051, respectively. On February 13,
2009,
Putnam VT New Value Fund had undistributed net investment income of
$737,299, accumulated net realized loss of $200,134,557 and unrealized depreciation of $1,240,448. The aggregate net assets of Putnam VT Equity Income
Fund immediately following the acquisition were $339,069,166. Information presented in the Statement of operations and changes in net assets reflect only the operations of Putnam VT Equity Income Fund.

Acquisition of Putnam VT OTC & Emerging
Growth Fund
On February 17, 2009, Putnam VT Vista Fund issued 1,728,500 and
1,738,800
class IA and class IB shares, respectively, for 3,254,031 and 3,275,021 class IA and class IB shares of Putnam VT OTC & Emerging Growth Fund to acquire that funds net assets in a tax-free exchange. The net assets of Putnam VT
Vista Fund and Putnam VT OTC & Emerging Growth Fund on February
13,
2009, were $132,540,854 and $28,512,122, respectively. On
February 13,
2009, Putnam VT OTC & Emerging Growth Fund had accumulated net investment loss of $93,192, accumulated net realized loss of $367,091,505 and unrealized appreciation of $591,159. The aggregate net assets of Putnam VT
Vista Fund immediately following the acquisition were $161,052,976.
Information presented in the Statement of operations and changes in net assets reflect only the operations of Putnam VT Vista Fund.